HEI Exhibit 99
November 5, 2015

Contact:	Clifford H. Chen
	Manager, Investor Relations & Strategic Planning	Telephone: (808) 543-7300
E-mail: ir@hei.com

HAWAIIAN ELECTRIC INDUSTRIES REPORTS THIRD QUARTER 2015 EARNINGS
Diluted Earnings Per Share (EPS) of $0.47 and Core EPS1 of $0.49;
Utility Continues Clean Energy Transformation; Bank Delivers Solid Performance;
Hawaiian Electric Industries, Inc. Maintains Dividend;
Historical Cash Flow Statements Revised/Restated

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the third quarter of 2015 of $50.7 million and diluted earnings per share (EPS) of $0.47 compared to $47.8 million and $0.46 EPS for the third quarter of 2014. Excluding costs associated with the pending merger with NextEra Energy, Inc. and the spin-off of ASB Hawaii of $1.7 million and $0.4 million (after-tax), in the third quarter of 2015 and 2014 respectively, core earnings1 for the third quarter of 2015 were $52.4 million and $0.49 EPS compared to $48.3 million and $0.47 EPS for the third quarter of 2014.
“With the PUC’s recent distributed energy resources order and Hawaii’s new 100% renewable portfolio standard goal by 2045, our utility’s continued work to modernize our electric grids and pursue new customer options is more important than ever,” said Constance Lau, HEI president and chief executive officer.
“Our bank delivered solid revenue and loan growth this quarter. Credit quality remained sound, and capital levels were healthy,” added Lau.
“During the quarter, we achieved another important milestone toward the completion of our proposed merger with NextEra Energy with the expiration of the Hart-Scott-Rodino waiting period. The PUC just completed public listening sessions on all islands, and during the past few weeks, we and NextEra Energy filed our surrebuttal testimonies and closed out a six-month discovery process. We look forward to evidentiary hearings beginning late November. And as we move forward, we continue to
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[1]	Non-GAAP measure which excludes merger-related and spin-off costs after-tax. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

Hawaiian Electric Industries, Inc.
November 5, 2015

believe NextEra Energy is the right partner for Hawaiian Electric to help achieve Hawaii’s 100 percent renewable portfolio standard by 2045."

HAWAIIAN ELECTRIC COMPANY EARNINGS CONSISTENT WITH EXPECTATIONS
Hawaiian Electric Company’s2 net income for the third quarter of 2015 was $43.0 million compared to $38.9 million for the same quarter last year. The $4.1 million increase was mainly driven by the following on an after-tax basis:

•
$3 million higher net revenues[3] compared to the third quarter of 2014 primarily due to $2 million in recovery of costs for clean energy and reliability investments and $1 million for better fuel efficiency performance; and

•	$2 million lower operations and maintenance (O&M) expenses[4] in the third quarter of 2015 compared to the same quarter last year, due to the following on an after-tax basis:

◦
Third quarter of 2014 O&M costs were elevated due primarily to consulting costs associated with regulatory filings, storm restoration expenses and the initial phase of our smart grid installations as part of our grid modernization program which in total had a $6 million impact to net income; and

◦
Third quarter of 2015 O&M costs were impacted by the regulatory decision denying enterprise resource planning software costs and higher maintenance costs including environmental compliance costs and vegetation management costs partially offset by the positive impact of the regulatory approval of the deferral of the Interactive Voice Response system project costs that were previously expensed. In total, these items had a $4 million unfavorable impact to net income.

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[2]	Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

[3]
Net revenues represent the after-tax impact of “Revenues” less the following expenses which are largely pass through items in revenues: “fuel oil,” “purchased power,” and “taxes, other than income taxes” as shown on the Hawaiian Electric Company Consolidated Statements of Income.

[4]
Excludes net income neutral expenses covered by surcharges or by third parties of $2 million in the third quarter of 2015 and $3 million in the third quarter of 2014. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rates of 39% for the utilities and 40% for the bank.

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November 5, 2015

•	$2 million higher depreciation expense as a result of increasing investments for the integration of more renewable energy, improved customer reliability and greater system efficiency.

AMERICAN SAVINGS BANK CONTINUES TO DELIVER SOLID PERFORMANCE
American Savings Bank’s (American) net income for the third quarter of 2015 was $13.5 million compared to $12.9 million in the second, or linked quarter of 2015 and $13.3 million in the third quarter of 2014. Third quarter 2015 net income was $0.6 million higher than the linked quarter primarily driven by the following on an after-tax basis:

•	$1 million higher net interest income primarily driven by higher average interest-earning assets and a favorable shift to higher yielding assets; and

•	$1 million higher noninterest income primarily due to the gain on sale of an American service center building vacated as part of the bank’s facilities consolidation plan; partially offset by

•	$1 million higher provision for loan losses primarily due to strong loan growth in the quarter; and

•	$1 million higher noninterest expense.
Compared to the third quarter of 2014, net income was higher by $0.2 million primarily driven by the following on an after-tax basis:

•	$1 million higher net interest income in the third quarter of 2015 primarily due to higher average interest earning assets; and

•	$2 million higher noninterest income primarily from the gain on sale of real estate and higher fee income on deposit products and mortgage banking in the third quarter of 2015; offset by

•	$1 million higher provision for loan losses attributable to higher loan growth; and

•	$2 million higher noninterest expense in the third quarter of 2015 due primarily to higher pension and benefits expense.
Overall, American achieved solid profitability in the third quarter of 2015 with a return on average equity of 9.73% and a return on average assets of 0.92%.
For additional information, refer to the American news release issued on October 30, 2015.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net losses were $5.8 million in the third quarter of 2015 compared to $4.3 million in the prior year quarter. Excluding costs related to the pending merger with

Hawaiian Electric Industries, Inc.
November 5, 2015

NextEra Energy, Inc. and the spin-off of ASB Hawaii, the third quarter of 2015 net loss was $4.1 million compared to $3.9 million in the same quarter last year.

BOARD DECLARES QUARTERLY DIVIDEND
On November 4, 2015, the board of directors maintained HEI’s quarterly cash dividend of $0.31 cents per share, payable on December 10, 2015, to shareholders of record at the close of business on November 23, 2015 (ex-dividend date is November 19, 2015). The dividend is equivalent to an annual rate of $1.24 per share.
Dividends have been paid continuously since 1901. At the indicated annual dividend rate and the closing share price on November 4, 2015 of $29.30, HEI’s yield is 4.2%.

HEI AND HAWAIIAN ELECTRIC COMPANY
CASH FLOW RESTATEMENTS AND REVISIONS
In the course of preparing our third quarter financial statements, HEI’s and Hawaiian Electric Company’s management determined that Hawaiian Electric Company’s capital expenditures on HEI’s and Hawaiian Electric Company’s Consolidated Statements of Cash Flows did not correctly account for the beginning of period unpaid invoices and accruals (that were paid in cash during the period). Accordingly, HEI and Hawaiian Electric Company are each restating or revising its previously filed Consolidated Statements of Cash Flows for the periods stated below to correct for such misstatements by adjusting cash used for “Capital expenditures” (investing activity) and the change in accounts payable (operating activity).
Based on our review, HEI and Hawaiian Electric Company have determined that, as a result of the described misstatements, HEI’s and Hawaiian Electric Company’s consolidated net cash provided by operating activities were understated for the years 2012 through 2014 approximately by $45 million, $40 million, and $25 million, respectively, and approximately by $65 million for both the first three-month and the first six-month periods of 2015. Accordingly, HEI’s and Hawaiian Electric Company’s restatements and revisions will show higher cash inflows from operations for the periods

Hawaiian Electric Industries, Inc.
November 5, 2015

affected. Similarly, HEI’s and Hawaiian Electric Company’s consolidated net cash used in investing activities due to capital expenditures were also understated by the corresponding amounts in their respective time periods. Accordingly, HEI’s and Hawaiian Electric Company’s restatements and revisions will show greater outflows of cash invested in capital expenditures. Furthermore, the misstatements, as well as our revisions and restatements, did not and will not have any impact on HEI’s and Hawaiian Electric Company’s obligations nor upon utility customer rates.
On November 4, 2015, the Audit Committees of the Boards of Directors of HEI and Hawaiian Electric Company (Audit Committees), after consultation with management and PricewaterhouseCoopers LLP, the independent registered public accounting firm for HEI and Hawaiian Electric Company, concluded that it is necessary to restate HEI’s and Hawaiian Electric Company’s Consolidated Statements of Cash Flows for:

•	the three months ended March 31, 2015 and 2014,

•	the six months ended June 30, 2015 and 2014, and

•	the years ended December 31, 2013 and 2012,
and therefore, such financial statements should no longer be relied upon. The Audit Committees also concluded it was necessary to revise HEI’s and Hawaiian Electric Company’s Consolidated Statements of Cash Flows for:

•	the nine months ended September 30, 2014 and

•	the year ended December 31, 2014.
The restatements and revisions are necessary to correct the misstatements related to capital expenditures, changes in accounts payable, changes in deferred income taxes, changes in accrued income taxes, and changes in other assets and liabilities as described below. The restatements and revisions do not impact HEI’s and Hawaiian Electric Company’s previously reported overall net change in cash and cash equivalents in their Consolidated Statements of Cash Flows for any period restated or revised. Additionally, the restatements and revisions do not impact HEI’s and Hawaiian

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November 5, 2015

Electric Company’s Consolidated Balance Sheets or Consolidated Statements of Income for any period restated or revised.
As soon as practicable, HEI and Hawaiian Electric Company expect to amend the reports discussed above, in order to correct the misstatements and related disclosures.
Preliminary Conclusions Regarding Internal Controls
In light of the above matter, management, in consultation with the Audit Committees, has determined that a material weakness in HEI’s and Hawaiian Electric Company’s internal control over financial reporting existed at December 31, 2014. HEI and Hawaiian Electric Company intend to restate management’s report on internal control over financial reporting and its evaluation of disclosure controls and procedures and expect to receive an adverse opinion on the internal control over financial reporting as of December 31, 2014, from PricewaterhouseCoopers LLP.

HEI WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND EPS GUIDANCE
Hawaiian Electric Industries, Inc. will conduct a webcast and conference call to review its third quarter of 2015 earnings and 2015 EPS guidance on Thursday, November 5, 2015, at 12:00 noon Hawaii time (5:00 p.m. Eastern time). The event can be accessed through HEI’s website at www.hei.com or by dialing (888) 311-8190 and entering passcode: 22822426. International parties may listen to the conference by calling the following toll free number, (330) 863-3378 and entering passcode: 22822426. The presentation for the webcast will be on HEI’s website under the heading “Investor Relations.” HEI and Hawaiian Electric Company intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric Company’s and American’s press releases, HEI’s and Hawaiian Electric Company’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric

Hawaiian Electric Industries, Inc.
November 5, 2015

Company’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings.
An on-line replay of the webcast will be available on HEI’s website beginning about two hours after the event. Audio replays of the teleconference will also be available approximately two hours after the event through November 19, 2015, by dialing (855) 859-2056 or (404) 537-3406 and entering passcode: 22822426.
HEI supplies power to approximately 450,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii’s largest financial institutions.

NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on pages 15 to 16 of this release.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Hawaiian Electric Industries, Inc.
November 5, 2015

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2014, HEI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric Company, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2015	2014	2015	2014
Revenues
Electric utility	$648,127	$803,565	$1,779,732	$2,262,056
Bank	69,091	63,536	199,222	187,771
Other	(42)	(5)	(4)	(325)
Total revenues	717,176	867,096	1,978,950	2,449,502
Expenses
Electric utility	565,470	727,409	1,573,278	2,045,166
Bank	48,289	43,030	138,063	126,778
Other	6,322	4,621	28,278	13,125
Total expenses	620,081	775,060	1,739,619	2,185,069
Operating income (loss)
Electric utility	82,657	76,156	206,454	216,890
Bank	20,802	20,506	61,159	60,993
Other	(6,364)	(4,626)	(28,282)	(13,450)
Total operating income	97,095	92,036	239,331	264,433
Interest expense, net—other than on deposit liabilities and other bank borrowings	(19,229)	(19,170)	(57,235)	(58,648)
Allowance for borrowed funds used during construction	737	740	1,918	1,877
Allowance for equity funds used during construction	2,057	1,937	5,366	4,933
Income before income taxes	80,660	75,543	189,380	212,595
Income taxes	29,516	27,264	70,406	76,302
Net income	51,144	48,279	118,974	136,293
Preferred stock dividends of subsidiaries	471	471	1,417	1,417
Net income for common stock	$50,673	$47,808	$117,557	$134,876
Basic earnings per common share	$0.47	$0.47	$1.11	$1.33
Diluted earnings per common share	$0.47	$0.46	$1.11	$1.32
Dividends per common share	$0.31	$0.31	$0.93	$0.93
Weighted-average number of common shares outstanding	107,457	102,416	106,067	101,768
Adjusted weighted-average shares	107,738	103,026	106,347	102,478
Net income (loss) for common stock by segment
Electric utility	$43,006	$38,879	$102,721	$108,529
Bank	13,451	13,253	39,777	39,188
Other	(5,784)	(4,324)	(24,941)	(12,841)
Net income for common stock	$50,673	$47,808	$117,557	$134,876
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$55,103	$46,497	$122,918	$137,632
Return on average common equity (twelve months ended)[1]			8.1%	10.1%
Prior period financial statements reflect the retrospective application of Accounting Standards Update (ASU) No. 2014-01, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects,” which was adopted as of January 1, 2015 and did not have a material impact on the Company’s financial condition or results of operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014, ASB Hawaii, Inc.'s Form 10 filed with the SEC on March 30, 2015 and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 On a core basis, 2015 and 2014 returns on average common equity (twelve months ended September 30) were 9.1% and 10.1%, respectively.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands)	September 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$228,417	$175,542
Accounts receivable and unbilled revenues, net	305,448	313,696
Available-for-sale investment securities, at fair value	785,837	550,394
Stock in Federal Home Loan Bank, at cost	10,678	69,302
Loans receivable held for investment, net	4,487,130	4,389,033
Loans held for sale, at lower of cost or fair value	5,598	8,424
Property, plant and equipment, net of accumulated depreciation of $2,318,227 and $2,250,950 at the respective dates	4,317,121	4,148,774
Regulatory assets	897,948	905,264
Other	453,099	542,523
Goodwill	82,190	82,190
Total assets	$11,573,466	$11,185,142
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$152,896	$186,425
Interest and dividends payable	25,914	25,336
Deposit liabilities	4,825,954	4,623,415
Short-term borrowings—other than bank	171,992	118,972
Other bank borrowings	368,593	290,656
Long-term debt, net—other than bank	1,506,546	1,506,546
Deferred income taxes	643,951	633,570
Regulatory liabilities	362,251	344,849
Contributions in aid of construction	495,667	466,432
Defined benefit pension and other postretirement benefit plans liability	607,682	632,845
Other	456,726	531,230
Total liabilities	9,618,172	9,360,276
Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293
Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 107,458,641 shares and 102,565,266 shares at the respective dates	1,627,259	1,521,297
Retained earnings	315,759	296,654
Accumulated other comprehensive loss, net of tax benefits	(22,017)	(27,378)
Total shareholders’ equity	1,921,001	1,790,573
Total liabilities and shareholders’ equity	$11,573,466	$11,185,142
Prior period financial statements reflect the retrospective application of ASU No. 2014-01, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects,” which was adopted as of January 1, 2015 and did not have a material impact on the Company’s financial condition or results of operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014, ASB Hawaii, Inc.'s Form 10 filed with the SEC on March 30, 2015 and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 (when filed), as updated by SEC Forms 8-K.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended September 30		Nine months ended September 30
(dollars in thousands, except per barrel amounts)	2015	2014	2015	2014
Revenues	$648,127	$803,565	1,779,732	2,262,056
Expenses
Fuel oil	195,633	309,432	518,670	865,989
Purchased power	160,518	192,882	445,809	546,121
Other operation and maintenance	103,653	108,313	306,519	295,483
Depreciation	44,356	41,594	132,840	124,790
Taxes, other than income taxes	61,310	75,188	169,440	212,783
Total expenses	565,470	727,409	1,573,278	2,045,166
Operating income	82,657	76,156	206,454	216,890
Allowance for equity funds used during construction	2,057	1,937	5,366	4,933
Interest expense and other charges, net	(16,557)	(16,414)	(49,170)	(48,989)
Allowance for borrowed funds used during construction	737	740	1,918	1,877
Income before income taxes	68,894	62,419	164,568	174,711
Income taxes	25,390	23,042	60,351	64,686
Net income	43,504	39,377	104,217	110,025
Preferred stock dividends of subsidiaries	228	228	686	686
Net income attributable to Hawaiian Electric	43,276	39,149	103,531	109,339
Preferred stock dividends of Hawaiian Electric	270	270	810	810
Net income for common stock	$43,006	$38,879	102,721	108,529
Comprehensive income attributable to Hawaiian Electric	$43,010	$38,889	$102,732	$108,561
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,874	1,815	5,016	5,062
Hawaii Electric Light	282	273	792	793
Maui Electric	312	296	848	844
	2,468	2,384	6,656	6,699
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	74.9	72.2	70.2	69.5
Cooling degree days (Oahu)	1,711	1,631	3,687	3,703
Average fuel oil cost per barrel	$81.35	$133.26	$79.13	$132.19

Twelve months ended September 30			2015	2014
Return on average common equity (%) (simple average)
Hawaiian Electric			7.95	9.63
Hawaii Electric Light			6.30	6.77
Maui Electric			9.21	8.55
Hawaiian Electric Consolidated			7.86	8.96
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par value)	September 30, 2015	December 31, 2014
Assets
Property, plant and equipment
Utility property, plant and equipment
Land	$52,283	$52,299
Plant and equipment	6,216,114	6,009,482
Less accumulated depreciation	(2,246,614)	(2,175,510)
Construction in progress	196,681	158,616
Utility property, plant and equipment, net	4,218,464	4,044,887
Nonutility property, plant and equipment, less accumulated depreciation of $1,228 and $1,227 at respective dates	6,562	6,563
Total property, plant and equipment, net	4,225,026	4,051,450
Current assets
Cash and cash equivalents	10,704	13,762
Customer accounts receivable, net	162,468	158,484
Accrued unbilled revenues, net	123,578	137,374
Other accounts receivable, net	4,763	4,283
Fuel oil stock, at average cost	70,104	106,046
Materials and supplies, at average cost	58,973	57,250
Prepayments and other	46,891	66,383
Regulatory assets	79,950	71,421
Total current assets	557,431	615,003
Other long-term assets
Regulatory assets	817,998	833,843
Unamortized debt expense	7,586	8,323
Other	75,951	81,838
Total other long-term assets	901,535	924,004
Total assets	$5,683,992	$5,590,457
Capitalization and liabilities
Capitalization
Common stock ($6 2/3 par value, authorized 50,000,000 shares; outstanding 15,805,327 shares)	$105,388	$105,388
Premium on capital stock	578,930	578,938
Retained earnings	1,032,690	997,773
Accumulated other comprehensive income, net of income taxes-retirement benefit plans	56	45
Common stock equity	1,717,064	1,682,144
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,206,546	1,206,546
Total capitalization	2,957,903	2,922,983
Current liabilities
Short-term borrowings from non-affiliates	94,995	—
Accounts payable	124,779	163,934
Interest and preferred dividends payable	25,078	22,316
Taxes accrued	193,575	250,402
Regulatory liabilities	347	632
Other	75,450	65,146
Total current liabilities	514,224	502,430
Deferred credits and other liabilities
Deferred income taxes	625,422	602,872
Regulatory liabilities	361,904	344,217
Unamortized tax credits	83,648	79,492
Defined benefit pension and other postretirement benefit plans liability	570,028	595,395
Other	75,196	76,636
Total deferred credits and other liabilities	1,716,198	1,698,612
Contributions in aid of construction	495,667	466,432
Total capitalization and liabilities	$5,683,992	$5,590,457
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 (when filed), as updated by SEC Forms 8-K.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Nine months ended September 30
(in thousands)	September 30, 2015	June 30, 2015	September 30, 2014	2015	2014
Interest and dividend income
Interest and fees on loans	$46,413	$46,035	$45,532	$137,646	$133,065
Interest and dividends on investment securities	4,213	3,306	2,773	10,570	8,758
Total interest and dividend income	50,626	49,341	48,305	148,216	141,823
Interest expense
Interest on deposit liabilities	1,355	1,266	1,312	3,881	3,774
Interest on other borrowings	1,515	1,487	1,438	4,468	4,263
Total interest expense	2,870	2,753	2,750	8,349	8,037
Net interest income	47,756	46,588	45,555	139,867	133,786
Provision for loan losses	2,997	1,825	1,550	5,436	3,566
Net interest income after provision for loan losses	44,759	44,763	44,005	134,431	130,220
Noninterest income
Fees from other financial services	5,639	5,550	5,642	16,544	15,987
Fee income on deposit liabilities	5,883	5,424	5,109	16,622	14,175
Fee income on other financial products	2,096	2,103	1,971	6,088	6,325
Bank-owned life insurance	1,021	1,058	1,000	3,062	2,945
Mortgage banking income	1,437	2,068	875	5,327	1,749
Gains on sale of investment securities	—	—	—	—	2,847
Other income, net	2,389	239	634	3,363	1,920
Total noninterest income	18,465	16,442	15,231	51,006	45,948
Noninterest expense
Compensation and employee benefits	22,728	22,319	19,892	66,813	60,050
Occupancy	4,128	4,009	4,517	12,250	12,959
Data processing	3,032	2,953	2,684	9,101	8,715
Services	2,556	2,833	2,580	7,730	7,708
Equipment	1,608	1,690	1,672	4,999	4,926
Office supplies, printing and postage	1,511	1,303	1,415	4,297	4,487
Marketing	934	844	948	2,619	2,690
FDIC insurance	809	773	840	2,393	2,441
Other expense	5,116	4,755	4,182	14,076	11,198
Total noninterest expense	42,422	41,479	38,730	124,278	115,174
Income before income taxes	20,802	19,726	20,506	61,159	60,994
Income taxes	7,351	6,875	7,253	21,382	21,806
Net income	$13,451	$12,851	$13,253	$39,777	$39,188
Comprehensive income	$17,678	$9,544	$11,804	$44,540	$41,521
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.92	0.89	0.98	0.92	0.97
Return on average equity	9.73	9.38	9.88	9.69	9.83
Return on average tangible common equity	11.43	11.04	11.67	11.40	11.63
Net interest margin	3.53	3.52	3.62	3.52	3.60
Net charge-offs to average loans outstanding	0.10	0.11	0.04	0.08	0.01
As of period end
Nonperforming assets to loans outstanding and real estate owned *	1.00	0.70	0.88
Allowance for loan losses to loans outstanding	1.06	1.04	1.00
Tangible common equity to tangible assets	8.23	8.16	8.48
Tier-1 leverage ratio *	8.8	8.8	9.1
Total capital ratio *	13.4	13.5	12.6
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$7.5	$7.5	$8.8
* Regulatory basis. Capital ratios as of September 30, 2015 and June 30, 2015 calculated under Basel III rules, which became effective January 1, 2015.
Prior period financial statements reflect the retrospective application of ASU No. 2014-01, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects,” which was adopted as of January 1, 2015 and did not have a material impact on ASB’s financial condition or results of operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014, ASB Hawaii, Inc.'s Form 10 filed with the SEC on March 30, 2015 and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

(in thousands)	September 30, 2015		December 31, 2014

Assets
Cash and due from banks		$103,934		$107,233
Interest-bearing deposits		73,041		54,230
Available-for-sale investment securities, at fair value		785,837		550,394
Stock in Federal Home Loan Bank, at cost		10,678		69,302
Loans receivable held for investment		4,535,404		4,434,651
Allowance for loan losses		(48,274)		(45,618)
Net loans		4,487,130		4,389,033
Loans held for sale, at lower of cost or fair value		5,598		8,424
Other		307,089		305,416
Goodwill		82,190		82,190
Total assets		$5,855,497		$5,566,222
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$1,422,843		$1,342,794
Deposit liabilities–interest-bearing		3,403,111		3,280,621
Other borrowings		368,593		290,656
Other		103,553		118,363
Total liabilities		5,298,100		5,032,434
Common stock		1		1
Additional paid in capital		339,980		338,411
Retained earnings		229,211		211,934
Accumulated other comprehensive loss, net of tax benefits
Net unrealized gains on securities	$4,070		$462
Retirement benefit plans	(15,865)	(11,795)	(17,020)	(16,558)
Total shareholder’s equity		557,397		533,788
Total liabilities and shareholder’s equity		$5,855,497		$5,566,222

Prior period financial statements reflect the retrospective application of ASU No. 2014-01, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects,” which was adopted as of January 1, 2015 and did not have a material impact on ASB’s financial condition or results of operations.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014, ASB Hawaii, Inc.'s Form 10 filed with the SEC on March 30, 2015 and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 (when filed), as updated by SEC Forms 8-K.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric Company management use certain non-GAAP measures to evaluate the performance of the utility and HEI. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and the adjusted return on average common equity (ROACE) for the utility and HEI consolidated.
The reconciling adjustment from GAAP earnings to core earnings is limited to the costs related to the pending merger between HEI and NextEra Energy, Inc. and the spin-off of ASB Hawaii, Inc. For more information on the pending merger, see HEI’s definitive proxy statement on Form DEFM14A filed on March 26, 2015. Management does not consider these items to be representative of the company’s fundamental core earnings.
The accompanying table also provides the calculation of utility GAAP O&M adjusted for costs related to the pending merger discussed above. “O&M-related net income neutral items” which are O&M expenses covered by specific surcharges or by third parties have also been excluded. These “O&M-related net income neutral items” are grossed-up in revenue and expense and do not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries
Unaudited
($ in millions, except per share amounts)
	Three months ended September 30		Nine months ended September 30
	2015	2014	2015	2014
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$50.7	$47.8	$117.6	$134.9
Excluding special items (after-tax):
Costs related to pending merger with NextEra Energy, Inc. and spin-off of ASB Hawaii, Inc	1.7	0.4	13.6	0.6
Non-GAAP (core)	$52.4	$48.3	$131.1	$135.4
HEI CONSOLIDATED DILUTED EARNINGS PER SHARE
GAAP (as reported)	$0.47	$0.46	$1.11	$1.32
Excluding special items (after-tax):
Costs related to pending merger with NextEra Energy, Inc. and spin-off of ASB Hawaii, Inc	0.02	—	0.13	0.01
Non-GAAP (core)	$0.49	$0.47	$1.23	$1.32
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)			Twelve months ended September 30
			2015	2014
Based on GAAP			8.1%	10.1%
Based on non-GAAP (core)[2]			9.1%	10.1%

Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] Calculated as core net income divided by average GAAP common equity

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited
($ in millions)
	Three months ended September 30		Nine months ended September 30
	2015	2014	2015	2014
HAWAIIAN ELECTRIC CONSOLIDATED NET INCOME
GAAP (as reported)	$43.0	$38.9	$102.7	$108.5
Excluding special items (after-tax):
Costs related to pending merger with NextEra Energy, Inc.	—	—	0.3	—
Non-GAAP (core)	$43.0	$38.9	$103.0	$108.5

HAWAIIAN ELECTRIC CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY			Twelve months ended September 30
(ROACE) (simple average)			2015	2014
Based on GAAP			7.86%	8.96%
Based on non-GAAP (core)[2]			7.88%	8.96%

HAWAIIAN ELECTRIC CONSOLIDATED OTHER OPERATION	Three months ended September 30		Nine months ended September 30
AND MAINTENANCE (O&M) EXPENSE	2015	2014	2015	2014
GAAP (as reported)	$103.7	$108.3	$306.5	$295.5
Excluding O&M-related net income neutral items[3]	1.9	2.5	5.4	7.5
Excluding costs related to pending merger with NextEra Energy, Inc.	—	—	0.4	—
Non-GAAP (Adjusted other O&M expense)	$101.8	$105.8	$300.7	$288.0
Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] Calculated as core net income divided by average GAAP common equity
[3] Expenses covered by surcharges or by third parties recorded in revenues